Exhibit 10.15

Equity Option Agreement

This Equity Option Agreement (this “Agreement”) is executed by and among the following Parties as of September 29, 2019 in Shanghai, the People’s Republic of China (“China” or the “PRC”):

Party A:	Hywin Enterprise Management Consulting (Shanghai) Co., Ltd.

Address:	202, No.8, Middle Yincheng Rd, Pudong District, Shanghai

Party B :	The undersigned shareholders

Address:	See the address in the signature pages

Party C:	Shenzhen Panying Asset Management Co., Ltd.

Address:	Qianhai Business Secretary Co., Ltd., Room 201, Building A, Comprehensive Office Building of the Administration of Qianhai Shenzhen-Hong Kong Cooperation Zone, No. 1 Liyumeng Street, No.1 Qianwan Road, Qianhai Shenzhen-Hongkong Cooperation Zone, Shenzhen, PRC

Equity Option Agreement

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas, Party B collectively holds 100% of the equity interest in Party C. Party A and Party C have executed a Technical Consultation and Service Agreement and other control agreements (the “Control Agreements”).

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	SALE AND PURCHASE OF EQUITY INTEREST

1.1	Option Granted

In consideration of the payment of RMB 1 by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably agrees that, on the condition that it is permitted by the PRC laws, Party A has the right to require Party B to fulfill and complete all approval and registration procedures required under PRC laws for Party A to purchase, or designate one or more persons (each, a “Designee”) to purchase, Party B’s equity interests in Party C, once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Party A’s Equity Interest Purchase Option shall be exclusive. Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

Equity Option Agreement

1.2	Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3	Equity Interest Purchase Price

The purchase price of the Optioned Interests (the “Base Price”) shall be the lowest price allowed by the laws of China. If appraisal is required by the laws of China at the time when Party A exercises the Equity Interest Purchase Option, the Parties shall negotiate in good faith and based on the appraisal result make necessary adjustment to the Equity Interest Purchase Price so that it complies with any and all then applicable laws of China (collectively, the “Equity Interest Purchase Price”). When the Base Price is higher than One RMB, Party B shall exempt Party A from the obligation of payment and agree that Party A shall not fulfill the payment.

Equity Option Agreement

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

(1)

Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

(2)

Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto.

(3)

Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

(4)

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Equity Pledge Agreement. “Party B’s Equity Pledge Agreement” as used in this Section and this Agreement shall refer to the Equity Pledge Agreement (“Party B’s Equity Pledge Agreement”) executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Control Agreements executed by and between Party C and Party A.

Equity Option Agreement

2.	COVENANTS

2.1	Covenants regarding Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

(1)

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

(2)	They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

(3)

Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

Equity Option Agreement

(4)

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

(5)

They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

(6)

Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a price exceeding RMB 100,000 shall be deemed a major contract);

(7)	Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit;

(8)	They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

Equity Option Agreement

(9)

If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

(10)	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

(11)	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

(12)

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

(13)

Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders; and

(14)	At the request of Party A, they shall appoint any persons designated by Party A as directors of Party C; without the prior written consent of Party A, they shall not replace the directors of Party C.

Equity Option Agreement

2.2	Covenants of Party B

Party B hereby covenants as follows:

(1)

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Equity Pledge Agreement;

(2)

Party B shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Equity Pledge Agreement;

(3)

Party B shall cause the shareholders’ meeting or the board of directors of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

(4)

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

Equity Option Agreement

(5)

Party B shall cause the shareholders’ meeting or the board of directors of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

(6)

To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

(7)

Party B shall appoint any designee of Party A as director and/or executive director of Party C, at the request of Party A; without the prior written consent of Party A, they shall not replace the directors of Party C;

(8)

Party B shall issue such power of attorney as Party A may request from time to time, to authorize Party A and/or the individual designated by Party A to exercise Party B’s voting rights as a shareholder in Party C.

(9)

At the request of Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and Party B hereby waives its right of first refusal to the respective share transfer by the other existing shareholder of Party C (if any); and

Equity Option Agreement

(10)

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. If Party B retains any additional rights other than those rights provided for under this Agreement, Party B’s Equity Pledge Agreement and the powers of attorney issued to Party A and/or the individual designated by Party A, Party B shall not exercise such rights without Party A’s written direction.

3.	REPRESENTATIONS AND WARRANTIES

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement that:

3.1

They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

Equity Option Agreement

3.2

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3

Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B’s Equity Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.4	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5	Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.6	Party C has complied with all laws and regulations of China applicable to equity or asset acquisitions; and

3.7	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

Equity Option Agreement

4.	EFFECTIVE DATE

This Agreement shall become effective upon and from the date on which it is signed by the authorized representative and seal of each Party. This Agreement shall remain effective until all the equity interest owned by Party B in Party C has been legally transferred to Party A or the Designee(s) in accordance with this Agreement.

5.	GOVERNING LAW AND RESOLUTION OF DISPUTES

5.1

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

5.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai Branch of China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shanghai, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

Equity Option Agreement

6.	TAXES AND FEES

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	NOTICES

7.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of acceptance or refusal at the address specified for notices.

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Equity Option Agreement

Party A:	Hywin Enterprise Management Consulting (Shanghai) Co., Ltd.

Address:	202, No.8, Middle Yincheng Rd, Pudong District, Shanghai

Attn:	WANG Dian

Party B:	The undersigned shareholders

Address:	See the address in the signature pages

Party C:	Shenzhen Panying Asset Management Co., Ltd.

Address:	Qianhai Business Secretary Co., Ltd., Room 201, Building A, Comprehensive Office Building of the Administration of Qianhai Shenzhen-Hong Kong Cooperation Zone, No. 1 Liyumeng Street, No.1 Qianwan Road, Qianhai Shenzhen-Hongkong Cooperation Zone, Shenzhen, PRC

Attn:	CAO, Hongfei

7.3	If any Party change its address for notices or its contact person, a notice shall be delivered to the other Party in accordance with the terms hereof.

Equity Option Agreement

8.	CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	FURTHER WARRANTIES

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

Equity Option Agreement

10.	MISCELLANEOUS

10.1	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4	Language

This Agreement is written in both Chinese and English language in four ([4]) copies, each party having one (1) copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Equity Option Agreement

10.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

Equity Option Agreement

10.8 Survival

(1)	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

(2)	The provisions of Sections 5, 7, 8 and this Section 10.8 shall survive the termination of this Agreement.

10.9	LIABILITY FOR BREACH OF AGREEMENT

(1)

The Parties agree and confirm that, if any Party (the “Defaulting Party”) is in material breach of any provisions herein or fails to perform any obligations hereunder in any material respect, such breach or failure shall constitute a default under this Agreement (the “Default”), which shall entitle non-defaulting Party to request Defaulting Party to rectify or remedy such Default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within 10 days of non-defaulting Party’s written notice requesting for such rectification or remedy, the non-defaulting Party shall be entitled to elect any one of the following remedial actions: (a) to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages; (b) to request the specific performance by the Defaulting Party of its obligations hereunder and request the Defaulting Party to fully compensate non-defaulting Party’s losses and damages; or (c) to enforce the pledge under the Party B’s Equity Pledge Agreement by selling, auctioning or exchanging the pledged equity thereunder and receive payment in priority from the proceeds derived therefrom, and in the meantime, request the Defaulting Party to fully compensate non-defaulting Party for any losses as a result thereof.

Equity Option Agreement

(2)	The rights and remedies provided for in this Agreement shall be accumulative and shall not affect any other rights and remedies stipulated at law.

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Equity Option Agreement

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Option Agreement as of the date first above written.

Party A:	Hywin Enterprise Management Consulting (Shanghai) Co., Ltd. (seal)

Name:	WANG Dian

Title:	Authorized Representative

By:	/s/ WANG Dian

Equity Option Agreement

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Option Agreement as of the date first above written.

Party B:	WANG, Dian

Shareholding Ratio:	99%

Address:	No. 29, Building 19, Block 84 North Jin San Road, Jinshui District, Zhengzhou City, PRC.

By:	/s/ WANG, Dian

Equity Option Agreement

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Option Agreement as of the date first above written.

Party B:	HAN, Yu

Shareholding Ratio:	1%

Address:	No. 96, Xidazhuang Village, Baiyun Office, Liangyuan District, Shangqiu City, Henan Province, PRC.

By:	/s/ HAN, Yu

Equity Option Agreement

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Option Agreement as of the date first above written.

Party C:	Shenzhen Panying Asset Management Co., Ltd.

Name:	CAO, Hongfei

Title:	Authorized Representative

By:	/s/ CAO, Hongfei

Equity Option Agreement